                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              E-Sync Networks, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                             E-SYNC NETWORKS, INC.
                                35 NUTMEG DRIVE
                          TRUMBULL, CONNECTICUT 06611

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of E-Sync Networks, Inc. will be held at The Cornell Club, 6 East 44th Street, New York, New York, on Wednesday, May 24, 2000 at 9:00 a.m., for the following purposes:

     1. To elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

     2. To consider and vote upon amendments to the Corporation's 1999 Long-Term Incentive Plan to (a) increase the number of shares of Common Stock available for awards under the Plan from 750,000 shares to 4,500,000 shares, (b) increase the maximum number of shares of Common Stock subject to an award under the Plan to any individual employee during any calendar year from 180,000 to 800,000, (c) provide for annual grants to non-employee directors of options to purchase 20,000 shares of Common Stock, and (d) clarify that in the event of a change in control of the Corporation, options to acquire Common Stock with a fair market value in excess of $100,000 may be accelerated.

     3. To consider and act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The date fixed by the Board of Directors as the record date for the determination of the shareholders entitled to notice of and to vote at said Annual Meeting or any adjournment or adjournments thereof is the close of business on April 19, 2000.

                                          By Order of the Board of Directors,

                                          /s/ Frank J. Connolly, Jr.
                                          FRANK J. CONNOLLY, JR.
                                          Secretary

Dated: April 28, 2000

SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING PERSONALLY, ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO HAVE RETURNED THEIR PROXIES BUT WHO ATTEND THE MEETING IN PERSON MAY VOTE AT THE MEETING, IF THEY WISH.

                             E-SYNC NETWORKS, INC.
                                35 NUTMEG DRIVE
                          TRUMBULL, CONNECTICUT 06611

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 24, 2000

                     SOLICITATION AND REVOCATION OF PROXIES

     This proxy statement is furnished in connection with the solicitation of proxies by the Directors of E-Sync Networks, Inc. (the "Corporation" or "E-Sync") for use at its Annual Meeting of Shareholders, to be held on May 24, 2000, at The Cornell Club, 6 East 44th Street, New York, New York, and will be mailed to shareholders on or about April 28, 2000.

     The Annual Meeting is called for the purposes of (i) electing directors,
(ii) considering and voting upon amendments to the Corporation's 1999 Long-Term Incentive Plan to (a) increase the number of shares of Common Stock available for awards under the Plan from 750,000 shares to 4,500,000 shares, (b) increase the maximum number of shares of Common Stock subject to an award under the Plan to any individual employee during any calendar year from 180,000 to 800,000, (c) provide for annual grants to non-employee directors of options to purchase 20,000 shares of Common Stock, and (d) clarify that in the event of a change in control of the Corporation, options to acquire Common Stock with a fair market value in excess of $100,000 may be accelerated, and (iii) conducting such other business as may properly come before the meeting. Any proxy given pursuant to this solicitation may be revoked by the person executing the same by written instruction given to the Secretary of the Corporation at any time prior to its exercise; by filing a later dated proxy with the Secretary; or by voting at the meeting, but mere attendance at the meeting will not effect such a revocation.

     Solicitation of proxies by management will be made by mail and also may be made by telephone and personal solicitation by the Corporation's officers, Directors or regular employees, who will receive no remuneration therefor. The cost of such solicitation will be borne by the Corporation. In addition, the Corporation will request banks, brokers or other persons holding shares in their names or the names of their nominees to distribute proxies, proxy material and annual reports to the beneficial owners of such shares, and will reimburse such persons for their reasonable out-of-pocket expenses incurred in making such distribution.

     A copy of the Corporation's Annual Report to Shareholders on Form 10-KSB containing certified financial statements for the fiscal year ended December 31, 1999 and management's discussion and analysis, is included herewith, but is not to be considered as a part of the proxy soliciting materials.

                                 VOTING RIGHTS

     Only holders of shares of Common Stock and Preferred Stock of record at the close of business on April 19, 2000 are entitled to vote at the meeting. On that date, there were 6,730,976 shares of Common Stock outstanding and entitled to vote, each such share having one vote, 1,000,000 shares of Series A Preferred Stock outstanding and entitled to vote, each such share having 2.5 votes (the number of votes that the holder of such share would be entitled to cast had such holder converted such share into Common Stock on the record date), and 1,590,909 shares of Series B Preferred Stock outstanding and entitled to vote, each such share having 1 vote (the number of votes that the holder of such share would be entitled to cast had such holder converted such share into Common Stock on the record date). There are no cumulative voting rights. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Annual Meeting, but are deemed not to have voted on the proposals. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. The Election of Directors requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election. The amendments to the 1999 Long-Term Incentive Plan require the affirmative vote of a majority of shares voting. All properly executed proxies received at or prior to the meeting will be voted pursuant to the instructions set forth therein, and, if no instructions are given, will be VOTED FOR ALL management proposals.

                                  PROPOSAL 1:
         INFORMATION WITH RESPECT TO NOMINEES FOR ELECTION AS DIRECTORS

     On April 21, 2000, the Board of Directors approved an increase in the number of Directors from five to seven. The following paragraphs set forth the slate of nominees proposed for election as Directors; the present principal occupation, including position, if any, with the Corporation, of each nominee; and his age and his business experience during the past five years. All nominees proposed for election as Directors are currently Directors of the Corporation, except Jean-Pascal Tranie and Bruce H. Buckland. The paragraphs below are based in part on information received from the respective nominees and in part from the records of the Corporation.

     PETER J. BONI, 54, currently is President and Chief Executive Officer of Prime Response, Inc. From 1998 to 1999, he worked as an independent consultant. In 1993, Mr. Boni joined Bachman Information Systems, where he served as President and Chief Executive Officer until 1998. In 1996, Bachman Information Systems merged with Cadre Technologies and changed its name to Cayenne Software. Cayenne Software was acquired by Sterling Software in 1998. Mr. Boni was appointed as a Director of E-Sync on January 28, 1999.

     BRUCE H. BUCKLAND, 42, is President and CEO of Inforonics, Inc., a Massachusetts company offering a broad range of electronic commerce services. Mr. Buckland joined Inforonics in 1992 as a product manager experienced in inter-applications communications, communications and data center management. He was appointed Executive Vice President in 1993 and was named to his current position in 1994. Prior to joining Inforonics, from 1989 through 1992, Mr. Buckland led Buckland Associates, Inc., a company founded by Mr. Buckland which created and marketed operations-monitoring software. He also served as a communications and data center operations consultant for AT&T, New England Telephone, Ameritech and NYNEX/ New York Telephone. Mr. Buckland is a director nominee of E-Sync.

     NATHAN GANTCHER, 59, is former Vice Chairman of CIBC World Markets Corp., the USA section 20 broker dealer of Canadian Imperial Bank of Commerce. From 1997 through 1999, Mr. Gantcher was also a Senior Vice President of CIBC and a member of the CIBC World Markets Executive Board and Co-Chairman of its USA Management Committee. From 1968 until 1997, Mr. Gantcher was employed at Oppenheimer & Co., Inc., where he was named Executive Vice President in 1980 and President and Co-CEO in 1983, which positions he held until Oppenheimer was acquired by CIBC in November 1997. Mr. Gantcher is Chairman of the Board of Trustees of Tufts University. He is a member of the Board of Overseers at the Columbia University School of Business and Chairman of its Nominating Committee. Mr. Gantcher is also a member of the Council on Foreign Relations, a Director of Mack-Cali Realty Corp., a Senior Advisor of RRE Investors, and a former governor of the American Stock Exchange.

     STEPHEN D. GRUBBS, 48, currently is Chief Executive Officer of Optimum Media Direction, USA, a global media services company and a subsidiary of Omnicom, Inc. From May 1977 through March 2000, Mr. Grubbs was employed by BBDO, Inc., most recently as Executive Vice President, National Broadcast Buying. After joining BBDO in 1977, Mr. Grubbs was appointed Director of National TV Buying and Program Development in 1986. In 1995, he was named a member of the Board of Directors of BBDO New York and was elected Executive Vice President in 1996. Mr. Grubbs serves on the Board of Directors of Advertising Information Services and is a former Chairman of the American Association of Advertising Agencies' Network TV Committee. Mr. Grubbs was elected as a Director of E-Sync on May 27, 1999 in order to fill an existing vacancy on the Board.

     JOHN C. MAXWELL, III, 40, is the Managing Director of the New York based venture fund CECAP. From 1996 to 1997, he was the Vice President of Business Development and Market Research for the Advanced Technology and Corporate Development Group of Compaq Computer Corporation where he headed mergers and acquisitions, and established Compaq's venture capital effort. Prior to joining Compaq, Mr. Maxwell was Managing Director of the Research/Investment Banking Boutique at SoundView Financial Group, where he served from 1990 to 1996. He also served as Vice President for Dillon Read & Co., one of Wall Street's leading investment banking firms. Mr. Maxwell serves on the Board of Directors of E-Certify, PCSat, and CompuCom Systems, Inc. Mr. Maxwell was appointed Chairman of the Board on January 28, 1999. Also, from January 28, 1999 through February 10, 2000, Mr. Maxwell served as Chief Executive Officer of E-Sync.

     JONATHAN RUBIN, 41, is the Chief Executive Officer of E-Sync. Prior to joining E-Sync, from October 1998 through December 1999, Mr. Rubin was Chief Operating Officer of Telechoice and has been active in the telecommunications industry for over a decade. Prior to Telechoice, from May 1997 through September 1998, he was President of InfoCom, a subsidiary of NFO Worldwide, Inc., which provides marketing research and analysis to the telecommunications industry. Mr. Rubin grew this start-up division to a multimillion sales level and achieved profitability. From September 1995 through November 1996, Mr. Rubin served as President of Southern New England Telephone's General Consumer Group, with responsibility for the marketing, sales and service of all of SNET's retail consumer products. He helped SNET become the number two long distance carrier for Connecticut consumers. He also launched SNET's "War Room", which helped SNET face the first competition for its local franchise, and which was the subject of a Fortune magazine article. Mr. Rubin also launched SNET's development of bundled service offerings, including local, long distance, wireless and Internet service. Mr. Rubin earned his MBA and undergraduate degrees from Yale University. Mr. Rubin was appointed to E-Sync's Board of Directors on February 10, 2000 in order to fill a vacancy created by the resignation as Director of David S. Teitelman.

     JEAN-PASCAL TRANIE, 40, is a Managing Partner of Viventures, a venture fund based in Paris, France and San Mateo, California. Prior to holding such position, from late 1997 through mid-1998, Mr. Tranie was a multimedia manager of Cegetel, a large French telecommunications company and a part of the Vivendi Group. From 1995 through mid-1997, Mr. Tranie was Chief Executive Officer of Vivendi Cable Network. Mr. Tranie is a director nominee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends voting in favor of the slate of nominees proposed for election as Directors. Proxies solicited by the Board of Directors will be voted FOR the nominees unless shareholders specify otherwise. Such nominees, if elected, will hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. It is not anticipated that any of the nominees will be unavailable to serve as a Director of the Corporation, but if that contingency should arise prior to the election, the persons named in the accompanying proxy, when voting at the meeting, are authorized to substitute another person chosen by the Corporation's Board of Directors.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

     During the fiscal year ended December 31, 1999, there were 10 meetings of the Board of Directors, 3 meetings of the Compensation Committee of the Board of Directors and no meetings of the Audit Committee of the Board of Directors. All Directors attended 100% of the total number of meetings of the Board of Directors and its Committees on which they served during the fiscal year, except for Mr. Gantcher, who attended 2 of the 3 meetings of the Board. In addition, the members of the Board of Directors and its Committees acted at various times by unanimous written consent pursuant to Delaware law.

     The Audit Committee currently has four members, Messrs. Maxwell, Boni, Grubbs, and Gantcher. The Audit Committee reviews the engagement of the Corporation's independent accountants, and reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Although members of the Audit Committee consulted with management on various issues during 1999, no formal meetings were held.

     The Compensation Committee, which met three times during fiscal 1999, currently has two members, Mr. Boni and Mr. Grubbs. The Compensation Committee reviews, approves and makes recommendations on the Corporation's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Corporation. The Committee administers the Corporation's stock plans, including the 1999 Long-Term Incentive Plan and the 1994 Employee's Stock Option Plan.

     The Corporation's policy is to pay $1,000 (plus reimbursement for travel expenses) cash compensation to members of the Board for serving as a Director and for their attendance at each regularly scheduled Board meeting. No additional compensation is paid for attendance at Committee meetings.

     Directors who are not employees of the Corporation also are eligible to participate in the Corporation's 1999 Long-Term Incentive Plan (the "1999 Plan"). Under the 1999 Plan, each non-employee Director receives an initial grant of an option upon first being elected or appointed to the Board of Directors to purchase 20,000 shares of Common Stock. If Proposal 2 is approved by shareholders, the 1999 Plan will also provide for an annual grant, effective immediately upon each Annual Meeting of Shareholders, to each non-employee Director (who has served for at least six months as a Director) of an option to purchase 20,000 shares of Common Stock. All of such options granted to non-employee Directors shall have an exercise price equal to the fair market value of the Common Stock on the date of the grant, shall have a term of ten years, and shall become exercisable on the first anniversary of the grant date; provided, that the Director receiving the grant must serve as a Director until the next subsequent Annual Meeting of Shareholders in order for the options to vest.

     In addition to the foregoing standard plans and arrangements used to compensate the Corporation's directors, Mr. Maxwell, who provided the Corporation with a material amount of services during 1999 as a non-employee Chairman of the Board during the period prior to the hiring of the Corporation's new Chief Executive Officer, was, subject to the adoption of the amendments described in Proposal 2 below, granted a non-qualified stock option under the Corporation's 1999 Long-Term Incentive Plan to purchase 50,000 shares of the Corporation's Common Stock at a price of $4.20 per share.

                               EXECUTIVE OFFICERS

     The following table lists information regarding the current executive officers of the Corporation:

NAME                                                         POSITION                     AGE
----                                                         --------                     ---
Jonathan Rubin............................  Chief Executive Officer                       41
David S. Teitelman........................  President                                     43
Frank J. Connolly, Jr.....................  Chief Financial Officer                       41
Philip S. Baden...........................  Vice President -- Professional Services       33
Andrew Lee................................  Vice President -- Managed Services            33

     Executive officers are elected until the next annual meeting of the Board of Directors and until their respective successors are elected and qualified. Biographical information with respect to Mr. Rubin is set forth above.

     DAVID S. TEITELMAN joined the Corporation in 1982 and served in a variety of positions including software engineering, operations and systems engineering, where he gained extensive experience in communication and directory protocols and authored messaging systems across a broad range of environments. He became Manager of Systems Engineering in 1986 and Director of Marketing and Systems Engineering in 1994. In 1995, he was selected to become President and Chief Executive Officer of the Corporation. He ceased serving as Chief Executive Officer in July 1999.

     FRANK J. CONNOLLY, JR. joined the Corporation is 1999. Prior to joining E-Sync, he served as Managing Director of the venture group, DigaComm, L.L.C., based in Stamford, Connecticut. Previously, he was Senior Vice President, Finance and CFO for DM Holdings Inc., a $300 million information services company. Mr. Connolly also spent five years in financial management at The Dun & Bradstreet Corporation, and several years as a senior consultant at Andersen Consulting. He has wide ranging experience in financial planning, corporate finance, operations, strategy, and mergers and acquisitions. Mr. Connolly holds a Bachelor of Arts degree in Economics from the State University of New York at Stony Brook, and an MBA degree from Cornell University.

     PHILIP S. BADEN joined the Corporation in 1999. As Vice President, Professional Services, he is responsible for managing a team of talented industry leaders in the provision of expert e-commerce services to clients nationwide. Mr. Baden came to E-Sync with a decade of experience as a leader in managing technical and service delivery teams. He joined ENTEX Information Services as Technical Services Director in 1997, eventually becoming General Manager, then Director of Outsourcing, Northeast, with responsibility for 200 employees and $50 million in outsourcing revenue. Prior to his work at ENTEX, he was Northeast Operations Manager, Xerox Account, for EDS. Mr. Baden holds a Bachelor of Arts degree from the University of Connecticut.

     ANDREW LEE joined the Corporation in 1999, as Vice President, Managed Services. He is responsible for the development and delivery of new and existing hosted services, such as TotalMail and other information exchange services, and managing the Corporation's state-of-the-art data center in Trumbull, Connecticut. Mr. Lee has more than 15 years experience in the technology industry with companies such as Westinghouse, JMC, MicroBiz Software, and Hyperion Solutions. Most recently, he served as the North American Senior Director of Support Services, Technical Support, for Hyperion Solutions. There, he was responsible for technical and network support for data centers in Connecticut and California, and played an advisory role for the Asia Pacific and European support centers. Both North American support centers were transformed from cost centers to profit centers, while providing a high level of customer satisfaction with 24 x 7 operations and responsibility for 126 employees. Mr. Lee has also served as Vice President of Operations for MicroBiz Software, and has implemented multiple web-based e-commerce strategies for fulfillment and on-line ordering. He holds a Bachelor of Arts degree from Marist College in Poughkeepsie, New York, and a Bachelor of Computer Science degree from Bard College in Annandale-on-Hudson, New York.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to cash compensation, paid or accrued by the Corporation for the fiscal years ended October 31, 1997 and October 31, 1998, for the 12-month period ended December 31, 1998, and for the fiscal year ended December 31, 1999, to its executive officers whose aggregate cash and cash equivalent forms of remuneration in fiscal 1999 exceeded $100,000.

                              ANNUAL COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                       ANNUAL COMPENSATION                COMPENSATION
                                             ----------------------------------------   ----------------
                                                                         ALL OTHER      SHARES OF COMMON
NAME AND                                                                  ANNUAL        STOCK UNDERLYING
PRINCIPAL POSITION(1)     12 MONTHS ENDED    SALARY ($)   BONUS ($)   COMPENSATION(2)    OPTIONS (#)(3)
---------------------    -----------------   ----------   ---------   ---------------   ----------------
David S. Teitelman,....  December 31, 1999    168,000      44,938(5)       9,118                 --
  President(4)           December 31, 1998    168,000      55,583(6)       6,531                 --
                         October 31, 1998     160,000      40,982          1,663             50,000(7)
                         October 31, 1997     118,333      34,200(8)       3,853                 --
Philip S. Baden,(9)....  December 31, 1999    111,630       5,222(5)          --             40,000(10)
  Vice President,        December 31, 1998         --          --             --                 --
  Professional Services  October 31, 1998          --          --             --                 --
                         October 31, 1997          --          --             --                 --

---------------
 (1) As of December 31, 1999, the Corporation had four executive officers, two of whom did not receive aggregate cash and cash equivalent forms of remuneration in fiscal 1999 exceeding $100,000.

 (2) Represents compensation related to personal use of corporate vehicles.

 (3) All options expire on the earlier of the expiration date or 90 days from the termination of employment with the Corporation.

 (4) Mr. Teitelman also served as CEO of the Corporation from 1995 through January 1999.

 (5) Represents amounts accrued in 1999 but paid in 2000.

 (6) Represents the fair market value of stock issued to Mr. Teitelman in 1998.

 (7) Represents options currently exercisable at a price of $0.87 per share. Options expire December 30, 2007.

 (8) Includes $15,000 representing the fair market value of stock accrued in fiscal 1997 and granted in fiscal 1998 to Mr. Teitelman.

 (9) Mr. Baden entered the Corporation's employ on April 5, 1999.

(10) Represents options to purchase Common Stock at a price of $4.20 per share. Options are 1/3 exercisable and expire on December 8, 2009.
                            ------------------------

     Options to purchase 90,000 shares of Common Stock were granted from the 1999 Long-Term Incentive Plan to two of the Executive Officers of the Corporation during the year ended December 31, 1999. In addition, grants of options to purchase 80,000 shares to an Executive Officer of the Corporation as of December 31, 1999 were approved by the Compensation Committee during 1999, subject to shareholder approval of the amendments to the Plan described in Proposal 2 below. Annual employment agreements are in effect with David S. Teitelman and Frank J. Connolly, Jr. which call for a base compensation to be mutually agreed upon at renewal and upon failure to reach agreement will terminate, with the officer, in certain circumstances, being entitled to a severance payment in an amount equal to one-half to one and one-half of his then current annual base compensation. Assuming that the severance arrangements under such agreements become operative, the minimum aggregate payoffs under such contracts would approximate $268,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                            ----------------------------------------------------------------------------
           (a)                      (b)                  (c)               (d)                (e)
                            NUMBER OF SHARES OF      % OF TOTAL
                               COMMON STOCK        OPTIONS GRANTED
                            UNDERLYING OPTIONS     TO EMPLOYEES IN    EXERCISE PRICE       EXPIRATION
NAME                           GRANTED(#)(1)            1999            ($/SHARE)             DATE
----                        -------------------    ---------------    --------------    ----------------
David S. Teitelman........            --                0.00%               n/a                      n/a
Philip S. Baden...........        40,000                7.37%             $4.20         December 8, 2009

---------------
(1) Options were issued on December 8, 1999 and vest at a rate of 1/3 per year beginning on the employee's first anniversary date, or February 12, 2000, whichever is later.
                            ------------------------

                      AGGREGATED OPTION EXERCISES IN LAST
                      FISCAL YEAR AND FY-END OPTION VALUES

                                                               NUMBER OF SHARES OF
                                  SHARES                          COMMON STOCK            VALUE OF UNEXERCISED
                                 ACQUIRED                    UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                    ON           VALUE        OPTIONS AT FY-END(#)            FY-END($)(1)
NAME                            EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                            -----------   -----------   -------------------------   -------------------------
David S. Teitelman............    50,000       $425,000             51,000/0                   $616,560/0
Philip S. Baden...............        --             --             0/40,000                   0/$352,000

---------------
(1) Based on a closing price of $13.00 per share on December 31, 1999.
                            ------------------------

                             EMPLOYEE BENEFIT PLANS

                           401(k) PROFIT SHARING PLAN

     The Corporation's 401(k) Profit Sharing Plan, adopted as of November 1, 1985, is available to all employees who have been in the Corporation's employ for three months, and is administered by Aetna Financial Services. Each participant in the plan may elect to contribute up to 15% of his or her compensation pursuant to a Salary Reduction Agreement. Contributions by the one-third most highly compensated participants may be limited to less than 15% in accordance with statutory restrictions of 401(k) plans. The Corporation may, in its sole discretion, elect to make a matching contribution of up to two-thirds of each participant's contribution. Each participant directs the investment of the contributions for his or her account in shares of one or more of 12 funds. Upon retirement or termination of employment, the full value of the shares in such participants' account is paid in cash to the participant in a single lump sum. In the event of the death of a participant, the payment is made to his or her designated beneficiary, if any, who may elect payment to be made in the form of an annuity.

                               STOCK OPTION PLANS

1988 STOCK OPTION PLAN

     An aggregate of 5,500 shares of the Common Stock of the Corporation are reserved for issuance pursuant to the 1988 Stock Option Plan, (the "1988 Plan"), which expired June 6, 1993. Since the 1998 Plan had expired prior to January 1, 1999, no options were available for grant during the Fiscal Year ended December 31, 1999.

     Under the 1988 Plan, the Board of Directors, acting upon the recommendation of the Compensation Committee, composed of Directors not eligible to receive options, granted options for the purchase of shares at an option price not less than the fair market value at date of grant. Upon exercise under the 1988 Plan, the full purchase price is to be paid in cash except that, if so authorized in writing in advance by the Committee, payment may also be made in outstanding shares of E-Sync Common Stock, or a combination of shares and cash.

     Options issued under the 1988 Plan are either incentive stock options ("ISOs") or nonqualified stock options ("NQSOs"), have option terms of 10 years or less, and are non-transferable, except by testamentary disposition or the laws of descent and distribution. While NQSOs may be exercised in full or in part at any time, ISOs may not be exercised for a period of one year after the date of grant and expire unless exercised within three months (or in the case of death or disability, one year) following termination of employment. NQSOs expire ten days later than ISOs. Under the 1988 Plan, grants of options to any one employee which first become exercisable in any given calendar year were limited to stock having a fair market value, at the date of grant, of no more than $100,000.00.

STOCK OPTIONS EXERCISED UNDER THE 1988 PLAN

     During the year ended December 31, 1999, options to purchase 1,000 shares of Common Stock under the 1988 Plan were exercised by an employee. As of December 31, 1999 there were 5,500 options outstanding under such plan at an exercise price lower than the fair market value of the stock. No options granted by the Corporation under such plan have been repriced during the last completed fiscal year.

1994 STOCK OPTION PLANS

     The 1994 Employees' Stock Option Plan, authorizing 750,000 shares, and the 1994 Non-Employee Directors'/Officers' Stock Option Plan, authorizing 100,000 shares, were approved by the Corporation's shareholders at the annual meeting held on March 28, 1995.

     An aggregate of 186,000 shares and 0 shares of Common Stock of the Corporation are reserved for issuance pursuant to the 1994 Employees' Stock Option Plan and the 1994 Non-Employee Directors'/ Officers' Stock Option Plan (collectively the "1994 Plans"), respectively. The 1994 Plans expired on August 23, 1999.

     The 1994 Plans were created to give a proprietary interest in the Corporation to key employees, and present and future Directors/Officers who are not employees but whose performance strongly influences the Corporation's success, to stimulate their efforts on behalf of the shareholders and the Corporation, to retain their services, and to attract to the Corporation individuals of outstanding ability.

     The 1994 Plans authorize the Compensation Committee, composed of Directors ineligible to receive options, to grant options, through August 23, 1999, to eligible employees and non-employees (the Directors/ Officers) at a purchase price not less than the fair market value at the date of the grant. Options granted under the 1994 Plans may be in the form of Incentive Stock Options ("ISOs"), or options which do not qualify as ISOs ("NQSOs"). Grants of options to any one employee which, under the terms of the 1994 Plans, first become exercisable in any given calendar year may not be made with respect to stock having a fair market value, at the date of grant, of more than $100,000.

     Upon exercise of any option under the 1994 Plans, the full purchase price is to be paid in cash, except that, if so authorized in advance by the Committee, payment may be made in outstanding shares of the Corporation's stock, or in a combination of such shares and cash.

     The option term under the 1994 Plans may not exceed a period of 10 years. While NQSOs may be exercised in full or in part at any time, ISOs may not be exercised for a period of one year after the date of grant and no employee may exercise in any one calendar year ISOs, exercisable for the first time, with respect to stock having a fair market value of more than $100,000. ISOs terminate unless exercised within three months following termination of employment, except that if the termination is for disability or death the period is one year. NQSOs terminate ten days later than ISOs. Options are non-transferable, except by testamentary disposition or the laws of descent and distribution. Upon the expiration or termination of an option under the 1994 Plans, the shares which were set aside for the exercise of such option again become available for the grant of new options thereon until the expiration date of such plans.

STOCK OPTIONS EXERCISED UNDER THE 1994 PLANS

     442,800 shares of Common Stock were exercised during the year ended December 31, 1999 under the 1994 Plans. As of December 31, 1999, 296,000 shares of employee and 0 shares of non-employee options were outstanding at an exercise price lower than the fair market value of the stock. No options granted by the Corporation under the 1994 Plans have been repriced during the last completed fiscal year.

1999 STOCK OPTION PLAN

     E-Sync's 1999 Long-Term Incentive Plan (the "1999 Plan"), authorizing the issuance of 750,000 shares available for awards, was approved by the shareholders at the annual meeting held on July 15, 1999. If Proposal 2 is approved by shareholders at the Annual Meeting, there will be 4,500,000 shares available for awards under the 1999 Plan. An aggregate of 650,589 shares of Common Stock of the Corporation remain reserved for issuance pursuant to the 1999 Plan.

     The 1999 Plan was created to encourage employees and consultants and the directors of the Corporation to acquire a proprietary and vested interest in the growth and performance of the Corporation and to generate an increased incentive to contribute to the Corporation's future success and prosperity, thereby enhancing the value of the Corporation for the benefit of shareholders and the ability of the Corporation to attract and retain individuals of exceptional talent.

     The 1999 Plan authorized the Compensation Committee to grant options to eligible employees and consultants at a purchase price not less than the fair market value at the date of the grant. Options granted under the 1999 Plan may be in the form of ISOs or NQSOs. Grants of ISOs to any one employee which, under the terms of the 1999 Plan, first become exercisable in any given calendar year may not be made with respect to stock having a fair market value, at the date of grant, of more than $100,000. No individual employee may be granted more than 180,000 shares in any calendar year.

     Upon exercise of any option under the 1999 Plan, the full purchase price is to be paid in cash, except that, if so authorized in advance by the Committee, payment may be made in outstanding shares of E-Sync stock or in a combination of such shares and cash.

     The ISOs terminate unless exercised within three months following termination of employment, except that if the termination is for disability or death the period is one year. Options are non-transferable, except by testamentary disposition or the laws of descent and distribution. Upon the expiration or termination of an option, the shares which were set a side for the exercise of such options again become available for the grant of new options thereon until the expiration date of the 1999 Plan.

STOCK OPTIONS EXERCISED UNDER THE 1999 PLAN

     During the year ended December 31, 1999, no options to purchase shares of the Corporation's Common Stock under the 1999 Plan were exercised. As of December 31, 1999, there were 700,605 options outstanding under such plan at an exercise price lower than the fair market value of the stock. No options granted by the Corporation under such plan have been repriced during the year ended December 31, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth, as of April 17, 2000, certain information regarding (a) each person who is known by the Corporation to be the beneficial owner of 5% or more of any class of the Corporation's voting securities, and (b) Management, including each director and nominee for director, each executive officer as of April 17, 2000, and all officers and directors as a group.

                                                                         COMMON STOCK
                                                              -----------------------------------
NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF         % OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP       CLASS(1)
-------------------                                           --------------------       --------
Commercial Electronics Capital Partnership, L.P.............       1,175,040(2)(3)         16.0%
  c/o Commercial Electronics, L.L.C.
  375 Park Avenue, Suite 1604
  New York, New York 10152
Electronics Investments, L.L.C..............................       1,175,040(4)            16.0%
  c/o Commercial Electronics, L.L.C.
  375 Park Avenue, Suite 1604
  New York, New York 10152
Commercial Electronics, L.L.C...............................       4,421,279(2)(5)         46.7%
  375 Park Avenue, Suite 1604
  New York, New York 10152
Michael P. Schulhof.........................................       5,653,137(6)            55.7%
  c/o Commercial Electronics, L.L.C.
  375 Park Avenue, Suite 1604
  New York, New York 10152
Viventures FCPR.............................................         681,818(7)             9.2%
  1, Place Carpeaux
  F 92915 Paris La Defense, Cedex
  France
John C. Maxwell, III........................................         243,181(8)(9)          3.6%
  c/o Commercial Electronics, L.L.C.
  375 Park Avenue, Suite 1604
  New York, New York 10152
Peter J. Boni...............................................          52,000(8)(10)           *
  c/o Prime Response, Inc.
  150 Cambridge Park Drive
  Cambridge, Massachusetts 02140
Stephen D. Grubbs...........................................          20,000(8)(11)           *
  c/o BBDO New York
  1285 Avenue of the Americas
  New York, New York 10019
Nathan Gantcher.............................................          20,000(8)(11)           *
  c/o HPB Assoc
  65 East 55th Street
  30th Floor
  New York, New York 10022
Jonathan B. Rubin...........................................               0(8)(12)(13)       0
  55 Thankful Stow Road
  Guilford, Connecticut 06437
Jean-Pascal Tranie..........................................         681,818(14)(15)        9.2%
  c/o Viventures FCPR
  1, Place Carpeaux
  F 92915 Paris La Defense, Cedex
  France
Bruce H. Buckland...........................................               0(14)              0
  c/o Inforonics, Inc.
  25 Potter Road
  Littleton, Massachusetts 01460
David S. Teitelman..........................................         208,341(12)(16)        3.1%
  14 Clinton Street
  Fairfield, Connecticut 06430

                                                                         COMMON STOCK
                                                              -----------------------------------
NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF         % OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP       CLASS(1)
-------------------                                           --------------------       --------
Philip S. Baden.............................................          40,000(12)(17)          *
  45 Skyview Drive
  Stamford, Connecticut 06902
Andrew Lee..................................................          50,450(12)(18)          *
  1455 Washington Blvd., Unit 314
  Stamford, Connecticut 06902
Frank J. Connolly, Jr.......................................               0(12)(19)          0
  45 Fara Drive
  Stamford, Connecticut 06905
All executive officers and directors as a group (9
  persons)..................................................         633,972(24)            9.0%

                           SENIOR CONVERTIBLE SERIES A PREFERRED STOCK

Commercial Electronics Capital Partnership, L.P.............         250,000(2)            25.0%
  c/o Commercial Electronics, L.L.C.
  375 Park Avenue, Suite 1604
  New York, New York 10152
Electronics Investment, L.L.C...............................         250,000(20)           25.0%
  c/o Commercial Electronics, L.L.C.
  375 Park Avenue, Suite 1604
  New York, New York 10152
Commercial Electronics, L.L.C...............................         750,000(2)            75.0%
  375 Park Avenue, Suite 1604
  New York, New York 10152
Michael P. Schulhof.........................................       1,000,000(21)          100.0%
  c/o Commercial Electronics, L.L.C.
  375 Park Avenue, Suite 1604
  New York, New York 10152
All executive officers and directors as a group (9
  persons)..................................................               0                  0

                           SENIOR CONVERTIBLE SERIES B PREFERRED STOCK

Commercial Electronics, L.L.C...............................         863,636(2)            54.3%
  375 Park Avenue, Suite 1604
  New York, New York 10152
Michael P. Schulhof.........................................         920,454(22)           57.9%
  c/o Commercial Electronics, L.L.C.
  375 Park Avenue, Suite 1604
  New York, New York 10152
John C. Maxwell, III........................................          68,181(2)             4.3%
  c/o Commercial Electronics, L.L.C.
  375 Park Avenue, Suite 1604
  New York, New York 10152
Viventures FCPR.............................................         681,818(23)           30.0%
  1, Place Carpeaux
  F 92915 Paris La Defense, Cedex
  France
Jean-Pascal Tranie..........................................         681,818(25)           30.0%
  c/o Viventures FCPR
  1, Place Carpeaux
  F 92915 Paris La Defense, Cedex
  France
Philippe and Feront C. Brawerman............................         219,154(2)            13.8%
  Chemin De La Waronche, 1
  1471 Loupoigne
  Belgium

                                                                         COMMON STOCK
                                                              -----------------------------------
NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF         % OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP       CLASS(1)
-------------------                                           --------------------       --------
SDJ Investments, LLC........................................         108,941(2)             6.8%
  424 Pine Street
  Philadelphia, Pennsylvania 19106
Graham Partners, L.P........................................         113,637(2)             7.1%
  200 Park Avenue
  Suite 3900
  New York, New York 10166
All executive officers and directors as a group (9
  persons)..................................................          68,181                4.3%

---------------
  *  Less than one percent.

 (1) In each case where shares of Common Stock subject to warrants, options or preferred shares are included as being beneficially owned by an individual or entity, the percentage of such shares owned by such individual or entity is calculated as if such warrants, options or preferred shares have been exercised or converted prior to such calculation.

 (2) Directly owned by such individual or entity.

 (3) Comprised of 550,040 shares of Common Stock and 625,000 shares of Common Stock acquirable upon the conversion of Series A Preferred Stock.

 (4) Comprised of the shares of Common Stock beneficially owned by Commercial Electronics Capital Partnership, L.P. ("CECAP"). Electronics Investment, L.L.C. ("EI") is the general partner of CECAP.

 (5) Comprised of 1,682,643 shares of Common Stock, 1,875,000 shares of Common Stock acquirable upon the conversion of Series A Preferred Stock and 863,636 shares of Common Stock acquirable upon the conversion of Series B Preferred Stock.

 (6) Comprised of the 2,232,683 shares of Common Stock directly owned by CECAP and Commercial Electronics, L.L.C. ("CE"), 2,500,000 shares of Common Stock acquirable by CECAP and CE upon the conversion of Series A Preferred Stock, 863,636 shares of Common Stock acquirable by CE upon the conversion of Series B Preferred Stock, and 56,818 shares of Common Stock acquirable by Mr. Schulhof upon the conversion of Series B Preferred Stock. Mr. Schulhof is the manager of both EI and CE (as well as an investor therein).

 (7) Comprised of 681,818 shares of Common Stock acquirable upon conversion of 681,818 shares of Series B Preferred Stock, which shares of Series B Preferred Stock are acquirable in exchange for 3,000,000 preference shares of E-Sync Networks (UK) Ltd., a subsidiary of the Corporation.

 (8) A director of the Corporation.

 (9) Comprised of 155,000 shares of Common Stock directly owned, 20,000 shares of Common Stock acquirable upon the exercise of options, and 68,181 shares of Common Stock acquirable upon the conversion of Series B Preferred Stock. Does not include 50,000 shares of Common Stock acquirable upon the exercise of options that are subject to the approval by the shareholders of the Corporation of Proposal No. 2.

(10) Comprised of 32,000 shares of Common Stock directly owned and 20,000 shares of Common Stock acquirable upon the exercise of options.

(11) Comprised of 20,000 shares of Common Stock acquirable upon the exercise of options.

(12) An executive officer of the Corporation.

(13) Does not include 752,076 shares of Common Stock acquirable upon the exercise of options that are subject to the approval by the shareholders of the Corporation of Proposal 2.

(14) A nominee for director of the Corporation.

(15) Comprised of 681,818 shares of Common Stock acquirable by Viventures FCPR upon the conversion of 681,818 shares of Series B Preferred Stock acquirable in exchange for 3,000,000 preference shares of E-Sync Networks
     (UK) Ltd., a subsidiary of the Corporation.

(16) Comprised of 157,341 shares of Common Stock directly owned (including shares owned jointly with his wife) and 51,000 shares of Common Stock acquirable upon the exercise of options.

(17) Comprised of 40,000 shares of Common Stock acquirable upon the exercise of options.

(18) Comprised of 450 shares of Common Stock directly owned and 50,000 shares of Common Stock acquirable upon the exercise of options. Mr. Lee became an executive officer of the Corporation on February 10, 2000.

(19) Mr. Connolly has been granted options to purchase 80,000 shares of Common Stock subject to the approval of Proposal 2 by the shareholders of the Corporation. Mr. Connolly became an executive officer of the Corporation on October 29, 1999.

(20) Comprised of shares of Series A Preferred Stock directly owned by CECAP.

(21) Comprised of shares of Series A Preferred Stock directly owned by CECAP and CE.

(22) Comprised of 56,818 shares of Series B Preferred Stock directly owned and 863,636 shares of Series B Preferred Stock directly owned by CE.

(23) Comprised of 681,818 shares of Series B Preferred Stock acquirable in exchange for 3,000,000 preference shares of E-Sync Networks (UK) Ltd., a subsidiary of the Corporation.

(24) See footnotes (9), (10), (11), (13), (15), (16), (17) and (18) above.

(25) Comprised of 681,818 shares of Series B Preferred Stock acquirable by Viventures FCPR in exchange for 3,000,000 preference shares of E-Sync Networks (UK) Ltd., a subsidiary of the Corporation.
                            ------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10% beneficial owners of any class of equity securities of the Corporation to file certain reports concerning their ownership of the Corporation's equity securities. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during its most recently completed fiscal year, and Forms 5 and amendments thereto furnished to the Corporation with respect to its most recently completed fiscal year, the directors, officers and beneficial owners of 10% or more of any class of the Corporation's securities which failed to make the requisite filings on a timely basis are set forth below.

     On August 1, 1999, Nathan Gantcher received a grant of options to purchase 20,000 shares of Common Stock, Peter J. Boni received a grant of options to purchase 20,000 shares of Common Stock, and Stephen Grubbs received a grant of options to purchase 20,000 shares of Common Stock. On December 8, 1999, Philip
S. Baden received a grant of options to purchase 40,000 shares of Common Stock, and Andrew Lee received a grant of options to purchase 50,000 shares of Common Stock. Forms 5 reporting these grants were untimely filed by those individuals in March 2000.

     Andrew Lee failed to file timely a Form 4 to report his December 6, 1999 acquisition of 450 shares Common Stock. A Form 5 was subsequently untimely filed by Mr. Lee on March 1, 2000.

     John C. Maxwell, III failed to file timely a Form 4 to report his November 1, 1999 acquisition of 68,181 shares Series B Convertible Preferred Stock. A Form 5 was subsequently untimely filed by Mr. Maxwell on March 1, 2000.

     Commercial Electronics, L.L.C. ("CE") failed to file timely a Form 4 to report its December 17, 1999 disposition of 24,000 shares of Common Stock to Peter J. Boni. Each of Michael P. Schulhof, who sits on the Board of Managers and is the CEO of CE, and Mr. Boni also failed to file timely a Form 4 to report such transaction. A Form 5 was subsequently untimely filed by each of CE and Mr. Schulhof on March 15, 2000, and by Mr. Boni on March 20, 2000.

     Commercial Electronics Capital Partnership, L.P. ("CECAP") failed to file timely a Form 4 to report its December 17, 1999 disposition of 8,000 shares of Common Stock to Peter J. Boni. Each of Electronics Investments, L.L.C. ("EI"), the General Partner of CECAP, Michael P. Schulhof, the Managing Member of EI, and Mr. Boni also failed to file timely a Form 4 to report such transaction. A Form 5 was subsequently untimely filed by each of CECAP, EI and Mr. Schulhof on March 15, 2000, and by Mr. Boni on March 20, 2000.

     CECAP failed to file timely a Form 4 to report its December 14, 1999 acquisition of 32,523 shares of Common Stock. Each of EI, the General Partner of CECAP, and Michael P. Schulhof, the Managing Member of EI, also failed to file timely a Form 4 to report such acquisition. A Form 5 was subsequently untimely filed by each of CECAP, EI and Mr. Schulhof on March 15, 2000.

     CE failed to file timely a Form 4 to report its November 1, 1999 acquisition of 863,636 shares of Series B Convertible Preferred Stock. Michael
P. Schulhof, who sits on the Board of Managers and is the CEO of CE, also failed to file timely a Form 4 to report such transaction. A Form 5 was subsequently untimely filed by each of CE and Mr. Schulhof on March 15, 2000.

     Michael P. Schulhof failed to file timely a Form 4 to report his November 1, 1999 acquisition of 56,818 shares of Series B Convertible Preferred Stock. A Form 5 was subsequently untimely filed by Mr. Schulhof on March 15, 2000.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     On January 28, 1999, Commercial Electronics Capital Partnership, L.P. ("CECAP"), and a related entity, Commercial Electronics, L.L.C. ("CE", and collectively with CECAP, "Purchaser"), purchased 732,160 shares of Common Stock from three retiring directors of the Corporation at $.85 per share. In connection therewith, the Purchaser also purchased from the Corporation (i) 1,000,000 shares of Series A Convertible Preferred Stock, and (ii) a warrant to purchase up to 1,500,000 shares of the Corporation's Common Stock for 18 months at a price of $1.00 per share, for an aggregate cash consideration paid to the Corporation of $3,000,000. The Purchaser exercised the warrants during 1999. The Series A Convertible Preferred Stock is convertible into Common Stock at any time at the option of the holder on the basis of 2.5 shares of Common Stock for each share of Series A Convertible Preferred Stock.

     In connection with the aforementioned transaction, the Purchaser became the beneficial owner of 4,732,160 shares of the Corporation's authorized Common Stock, representing (at the time) approximately 59% of the Corporation's outstanding Common Stock (assuming the conversion of Purchaser's Preferred Stock into Common Stock and the full exercise of the Purchaser's warrant to purchase Common Stock). Such beneficial ownership, along with the fact that the Purchaser's designees currently constitute a majority of the Corporation's Board of Directors, and the fact that Purchaser has the contractual right to retain control of the Corporation's Board of Directors, constituted a change in control of the Corporation from the retiring directors to the Purchaser and their director nominees.

     In the fourth quarter of 1999, the Corporation issued 1,590,909 shares of Series B Convertible Preferred Stock at $4.40 per share, and the Corporation's U.K. subsidiary issued 3,000,000 preference shares, which preference shares are exchangeable at the option of the holder thereof, at any time, for 681,818 additional shares of the Corporation's Series B Convertible Preferred Stock. The Corporation (including its U.K. subsidiary) received aggregate cash proceeds of $9.985 million from such sales, net of offering costs ($10 million of gross proceeds). All shares of such Series B Convertible Preferred Stock were sold for a price of $4.40 per share. See "Security Ownership of Certain Beneficial Owners and Management -- Senior Convertible Series B Preferred Stock" for a list of officers, directors and beneficial owners of 5% or more of any class of the Corporation's equity securities participating in such transaction.

     Any holder of Series B Convertible Preferred Stock shall have the right, at its option, at any time and from time to time, to convert any or all of such holder's shares of Series B Convertible Preferred Stock into shares of Common Stock. Upon the third anniversary of the Issue Date, each outstanding share of Series B Convertible Preferred Stock, or if earlier, the transfer of any shares of Series B Convertible Preferred Stock by an initial holder to any person other than an affiliate of such initial holder, such shares shall automatically be converted into shares of Common Stock.

     Each share of Series B Convertible Preferred Stock entitles the holder thereof to vote on each of the matters entitled to be voted on by holders of Common Stock, voting together as a single class with other shares entitled to vote thereon. Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock, voting as a single class, shall be necessary to (i) authorize, increase the authorized number of shares of, or issues any shares of any class of Senior Stock, (ii) amend, alter or repeal the Certificate of Incorporation so as to affect the shares of Series B Convertible Preferred Stock adversely, (iii) authorize or issue any security convertible into Senior Stock or (iv) effect an Extraordinary Event (as defined therein). The preference shares issued by E-Sync U.K. (i) have no voting rights (other than with respect to the winding up of E-Sync U.K. and altering the rights of such shares), (ii) have a priority in payment on a winding up of E-Sync U.K., (iii) are not entitled to dividends,
(iv) are non-transferable, and (v) are redeemable on November 5, 2009. In the event of any liquidation or winding up of the Corporation, holders of Series A and B Convertible Preferred Stock will be entitled to an amount equal to the applicable purchase price per share, plus any accrued but unpaid dividends, before any amounts are paid on behalf of the Corporation's Common Stock.

     On October 15, 1999, the Corporation agreed to grant John C. Maxwell, its Chairman, options to purchase 50,000 shares of Common Stock, at a price of $4.20 per share, in consideration for consulting services that Mr. Maxwell was providing the Corporation prior to the time that the Corporation hired Mr. Rubin as Chief Executive Officer. This option grant is subject to approval by the Corporation's shareholders of Proposal 2. On December 14, 1999, the Corporation issued 32,523 shares of Common Stock, valued at $154,000, to CE for services performed relating to an executive search.

                                  PROPOSAL 2:
                AMENDMENTS TO THE 1999 LONG-TERM INCENTIVE PLAN

BACKGROUND

     The Corporation's 1999 Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors on April 9, 1999. The shareholders of the Corporation approved the Plan at the 1999 Annual Meeting of Shareholders held on July 15, 1999. The Plan, as now in effect, provides for awards of up to 750,000 shares of Common Stock. Under the terms of the Plan, the Committee (as defined below) may grant stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards and/or performance shares to key employees and consultants of the Corporation, and shall grant shares of Common Stock to non-employee directors as set forth in the Plan.

     As of the date of this Proxy Statement, options to purchase 700,605 shares have been granted under the Plan, of which 44,167 have been canceled, 5,849 have been exercised, and 650,589 remain outstanding and unexercised as of April 13, 2000. In addition, grants of options to purchase 1,115,076 shares have been approved by the Compensation Committee, subject to approval of the proposed amendments described below.

     The Board has approved, subject to shareholder approval at the Annual Meeting, certain amendments to the Plan.

PROPOSED AMENDMENTS

     The Plan currently authorizes the grant of options on up to 750,000 shares (subject to adjustments). Options to purchase 700,605 shares have been granted under the Plan through the date of this Proxy Statement, of which 44,167 were cancelled without exercise. On December 8, 1999, the Board of Directors approved, subject to approval of shareholders at the Annual Meeting, amending the Plan to increase the number of shares in respect of which options may be granted under the Plan to 1,750,000, and on April 24, 2000, the Board of Directors approved, subject to approval of shareholders at the Annual Meeting, amending the Plan to increase the number of shares in respect of which options may be granted under the Plan to 4,500,000. Further, on April 24, 2000, the Board of Directors approved, subject to approval by shareholders at the Annual Meeting, amending the Plan to (a) provide for an increase in the maximum number of shares of Common Stock subject to an award under the Plan to any individual employee during any calendar year from 180,000 to 800,000, (b) provide for, in addition to a grant of options to purchase 20,000 shares of Common Stock upon becoming a director, annual grants to non-employee directors of options to purchase 20,000 shares of Common Stock, and (c) clarify that in the event of a change in control of the Corporation, options to acquire Common Stock with a fair market value in excess of $100,000 may be accelerated. The purpose of the Plan is to enable the Corporation to be in a position to advance the long-term interests of the Corporation by motivating employees and consultants and the directors of the Corporation with the opportunity to obtain a proprietary and vested interest in the growth and performance of the Corporation, and to generate an increased incentive to contribute to the Corporation's future success and prosperity, thereby enhancing the value of the Corporation for the benefit of shareholders and the ability of the Corporation to attract and retain individuals of exceptional talent.

SUMMARY OF MATERIAL PROVISIONS OF THE PLAN

     The following is a summary of the terms of the Plan. The description reflects the amendments to the Plan proposed for adoption by the shareholders at the Annual Meeting. The complete text of the Amended and Restated Plan is attached to this Proxy Statement as Exhibit A and the following description is qualified in its entirety by reference to the Amended and Restated Plan.

     NUMBER OF SHARES. The Plan provides that 4,500,000 shares of Common Stock will be available in the aggregate for the grant of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards, grants to non-employee directors and/or performance shares from time to time. The market value of such 4,500,000 shares of Common Stock, based upon the last reported trading price per share on April 17, 2000, being $5.375, is $24,187,500. No more than 800,000 shares of Common Stock subject to the Plan may be awarded in any year to any participant in the Plan.

     These numbers are subject to adjustment to reflect certain distributions of shares of stock and certain stock changes such as stock dividends, stock splits and share exchanges. Shares of Common Stock available for issuance under the Plan may be authorized but unissued treasury shares. Shares of Common Stock covered by lapsed, canceled, surrendered or terminated options or other awards will be available again for grant under the Plan.

     ADMINISTRATION; ELIGIBILITY. The Plan will be administered by a committee (the "Committee"), or in the absence of a designated Committee, by the Board. Members of the Committee will be appointed by and will serve at the pleasure of the Board of Directors. Following the meeting of shareholders, the new Board of Directors will determine the initial members of the Committee. Except with respect to Non-Employee Directors, the selection of the participants in the Plan and the extent of the participation of each will be determined by the Committee. Such participants will be employees and consultants of the Corporation whose performance, as determined by the Committee, can have an effect on the growth, profitability and success of the Corporation. As of today, the Corporation has approximately 98 employees, and four Non-Employee Directors, including John C. Maxwell, III, the Chairman, who is not an employee of the Corporation, all of whom will be eligible to participate in the Plan.

     STOCK OPTIONS. The Committee may grant a participant the option to purchase shares of Common Stock of the Corporation through incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options not qualified under Section 422 of the Code ("non-qualified stock options") or a combination of both. Incentive stock options must be granted at not less than 100% of the fair market value of the underlying Common Stock on the date the option is granted, and at not less than 110% of such fair market value if granted to an employee who, at the time of grant, owns stock having more than 10% of the total combined voting power of all classes of stock of the Corporation (a "Ten Percent Shareholder"). However, in the Committee's sole discretion, non-qualified stock options may be granted at less than fair market value. Upon exercise, the option price is to be paid in full in cash, in shares of

Common Stock, in such other consideration as the Committee may deem appropriate, or through an arrangement with a broker. Options will be exercisable in whole or in part, provided that no stock option may be exercisable more than ten years after the date of its grant, and with respect to an incentive stock option granted to a Ten Percent Shareholder, no such incentive stock option may be exercisable more than five years after the date of its grant.

     STOCK APPRECIATION RIGHTS. The Committee may grant participants the right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the date of the agreement granting the stock appreciation right (the "base price") to its date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any incentive stock option, at any time during a specified period before the date of exercise. These stock appreciation rights may or may not be granted in tandem with stock options.

     Stock appreciation rights granted in tandem with stock options will be exercisable only to the extent the related stock option is exercisable and upon exercise of such a tandem stock appreciation right, the related stock option shall be canceled to the extent of the number of stock appreciation rights exercised.

     LIMITED STOCK APPRECIATION RIGHTS. The Committee may grant participants the right to receive a payment in cash equal to the appreciation over the base price by the greater of (i) the highest price of shares of Common Stock paid in connection with a change in control and (ii) (a) if the shares are traded on an exchange, the highest closing trade price per share on such exchange during the 60 days prior to the change in control, and (b) if the shares are not traded on an exchange, but are traded over-the-counter, the average of the highest daily closing bid and ask price of the shares of Common Stock during the 60 days prior to the change in control. These limited stock appreciation rights may only be granted in tandem with a stock option or stock appreciation right, but may be granted at the time such option or stock appreciation right is granted or at any time thereafter. Limited stock appreciation rights are exercisable in full for a period of seven months following the date of a change in control.

     If limited stock appreciation rights are exercised, the stock options and stock appreciation rights to which they are attached can no longer be exercised. If the stock options or stock appreciation rights are exercised or terminated, the related unexercised limited stock appreciation rights are simultaneously canceled.

     RESTRICTED STOCK AWARDS. The Plan permits the Committee to award restricted stock to participants with such terms, conditions, restrictions or limitations as the Committee deems appropriate (including, in the discretion of the Committee, without payment of consideration by the participant). While the restrictions are in effect, the Committee may permit a participant the right to vote shares and the right to receive any dividends. Restricted stock awards may be evidenced by stock certificates, book-entry registrations or in such other manner as the Committee determines.

     GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS. The Plan provides that all Non-Employee Directors in office on the date of the approval of the Plan by the Corporation's Board of Directors, and each person who thereafter becomes a Non-Employee Director, on the date they become a Non-Employee Director, will receive a Non-qualified Stock Option to purchase 20,000 shares of Common Stock at a price equal to the fair market value of such a share on such date, exercisable after the first anniversary of the date of grant thereof, and through the tenth anniversary of the date of the grant thereof. In addition, on the date following each Annual Meeting of Shareholders of the Corporation, after giving effect to the election of Directors at each such Annual Meeting, each Non-Employee Director who has served as a Director of the Corporation for at least six months shall receive a Non-qualified Stock Option to purchase 20,000 Shares of the Corporation's Common Stock at a price equal to the fair market value of such a Share on such date, exercisable after the first anniversary of the date of grant thereof and through the tenth anniversary of the date of grant thereof. For these purposes, the fair market value of a share shall be the last reported trading price on the last trading day before the date such Non-Employee Director becomes entitled to receive the options (or, if there were no trades on such date, the average of the bid and asked prices per share on such date).

     PERFORMANCE SHARES. The Plan permits the Committee to grant performance shares to participants, which will entitle such employee to convert the performance shares into shares of Common Stock, into cash or into a combination thereof, as determined by the Committee, if pre-determined performance targets or goals are met. Performance goals may include, but not be limited to, one or more of the following: operating earnings, net earnings, return on equity, income, market share, shareholder return, combined ratio, level of expenses or growth in revenue. The Committee will determine the length of the performance period. Award payments made in cash rather than by the issuance of shares will not result in additional shares being available under the Plan.

     EMPLOYMENT; TRANSFERABILITY. The Committee is authorized under the Plan to adopt policies regarding the entitlement of participants in the event of retirement, permanent disability or death, or in cases of special circumstances. These policies may vary depending upon the specific circumstances and the individual involved.

     The Committee in its sole discretion may permit the assignment or transfer of the rights and interests of a participant under the Plan, and of any security issued or granted under the Plan; provided, however, an award under the Plan may not be assignable or transferable unless the exercise thereof and subsequent sale are eligible for registration on a Registration Statement on Form S-8.

     AMENDMENTS. The Committee may amend, alter or discontinue the Plan at any time but may not, without the affected participant's consent, make any amendment, alteration or discontinuation that would impair the rights of a participant under an award previously granted. In addition, the Committee may not, without shareholder approval, adopt any amendment which would (a) increase the number of shares of Common Stock which may be issued under the Plan (except in the event of certain extraordinary occurrences, as described in the Plan),
(b) change the employees or class of employees eligible to participate in the Plan, or (c) change the terms of grants to Non-Employee Directors provided for in the Plan.

                               NEW PLAN BENEFITS

             E-SYNC NETWORKS, INC.'S 1999 LONG-TERM INCENTIVE PLAN

                                                                                   NUMBER OF SHARES
NAME AND POSITION                                             DOLLAR VALUE(1)     UNDERLYING OPTIONS
-----------------                                             ----------------    ------------------
Frank J. Connolly, Jr.,.....................................      $94,000               80,000(2)
  Chief Financial Officer
Jonathan B. Rubin...........................................      (3)                  752,076
  Chief Executive Officer
Executive Group.............................................      (4)                  832,076
Non-Executive Director Group................................      (5)                  130,000
Non-Executive Officer Employee Group........................      (3)                  213,000

---------------
(1) Based on the difference between the price at which the options were granted, pending shareholder approval, and the last reported trading price of $5.375 on April 17, 2000.

(2) Represents 23,809 incentive stock option awards and 56,191 non-qualified stock option awards to be made under the Plan, subject to shareholder approval.

(3) The exercise price exceeds the current trading price.

(4) Consists of options granted to Mr. Connolly, with a dollar value of $94,000, and options granted to Mr. Rubin, for which options the exercise price exceeds the current trading price.

(5) Consists of 50,000 options with a dollar value of $58,750, and 80,000 options for which the exercise price is not yet determinable.
                            ------------------------

     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the Federal income tax treatment of the incentive stock options, non-qualified stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards and performance shares that may be granted under the Plan based upon the current provisions of the Code and regulations promulgated thereunder.

     Incentive Stock Options. Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Code. Under this section of the Code, the grant of an incentive stock option will not result in the realization of income to the option holder, and the Corporation will likewise not be entitled to a deduction. Furthermore, if an option holder acquires stock upon the exercise of an incentive stock option, no income will result to the option holder and the Corporation will be allowed no deduction as a result of such exercise if the following conditions are met: (a) at all times during the period beginning with the date of the grant of the option and ending on the date three months before the date of such exercise, the option holder is an employee of the Corporation or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the option is exercised. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock will ordinarily be treated as a capital gain, and any loss will ordinarily be treated as a capital loss, in the year of sale. The exercise of an incentive stock option may result in alternative minimum tax liability to the option holder.

     If the option holder fails to comply with the employment or holding period requirements discussed above, such person will be treated as having received compensation taxable as ordinary income and/or having received a capital gain (or loss) in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, in accordance with the provisions of the Code. If the option holder is treated as having received compensation because of this failure to comply with either condition above, an equivalent deduction from income will be allowed to the Corporation in the same year.

     Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in the realization of income for Federal tax purposes for an option holder, nor will the grant entitle the Corporation to a tax deduction. An option holder who exercises a non-qualified stock option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Corporation will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be the fair market value on the date exercised, and capital gain or loss will be recognized in the year of a subsequent sale.

     Stock Appreciation Rights. The grant of a stock appreciation right will not result in tax consequences to the Corporation or to an award holder. A holder who exercises a stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares or other property received on the date of exercise, and the Corporation will be entitled to a deduction in the same amount.

     If an employee allows a stock appreciation right granted in tandem with an option to expire, otherwise than as a result of exercising a related option, the Internal Revenue Service may contend that the employee will have taxable income in the year of expiration equal to the amount of cash or the fair market value of stock or other property which he would have received if he had exercised his stock appreciation right immediately before it expired. In addition, under Treasury Regulations governing incentive stock options, a stock appreciation right with respect to an incentive stock option must be granted at the same time the incentive stock option is granted in order to ensure that the incentive stock option remains qualified as such.

     Limited Stock Appreciation Rights. The grant of a limited stock appreciation right will not result in tax consequences to the Corporation or to a participant. A participant who exercises a limited stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares or other property received on the date of exercise, and the Corporation will be entitled to a deduction in the same amount. A participant who does not exercise at the time of a change in control and allows the limited stock appreciation rights to lapse could be taxed as though exercise had occurred at either of those two dates.

     Restricted Stock Awards. Restricted stock awards granted under the Plan will constitute taxable income to the recipient, and a deductible expense to the Corporation, in the year in which the restrictions lapse unless the participant elects to recognize income in the year the award is made. Unless such an election is made, the amount of the taxable income and corresponding deduction will be equal to the excess of the fair market value of the stock on the date the restrictions lapse over the amount, if any, paid for such stock. The Corporation is also allowed a compensation deduction for dividends paid to participants (provided they have not elected to recognize income at the time of the award) on restricted stock while the restrictions remain in force.

     Performance Shares. Performance Shares awarded under the Plan will not constitute a taxable event to the recipient until such time as the recipient actually receives shares of Common Stock or cash or other property related to such award. The amount of taxable income will be equal to the amount of cash received or the fair market value of stock or other property received at such time. The Corporation will be entitled to a compensation deduction in the same year.

     Performance-based Compensation. Generally, a federal income tax deduction is unavailable for annual compensation in excess of $1,000,000 paid to any of the five most highly compensated officers of a public company. Compensation that qualifies as performance-based compensation, however, is not counted toward the $1,000,000 limit. All grants made under the Plan other than grants of Restricted Stock are intended to qualify as performance-based compensation.

INTEREST OF CERTAIN PERSONS

     Each of the directors and executive officers of the Corporation has an interest in the proposal to adopt the amendments to the Plan because all employees and non-employee directors of the Corporation are eligible to receive awards under such Plan. See "-- Grants of Options to Non-Employee Directors" and "-- New Plan Benefits -- E-Sync Networks, Inc.'s 1999 Long-Term Incentive Plan" for a description of options that executive officers, directors and other employees would receive if the amendments to the Plan are approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends approval of the amendments to the Plan. Proxies solicited by the Board of Directors will be voted FOR the amendments to the Plan unless shareholders specify otherwise.

                            INDEPENDENT ACCOUNTANTS

     KPMG LLP acted as the Corporation's independent accountants in the audit of its books and accounts for the fiscal year which ended December 31, 1999. Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders submitted for consideration at the 2001 Annual Meeting of Shareholders must be received by the Corporation no later than January 24, 2001 in order to be included in the proxy statement and proxy card for that meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the management has no knowledge of any other business to be presented to the meeting, but if other business is properly brought before the meeting the persons named in the Proxy will vote according to their discretion.

                                          By Order of the Board of Directors,

                                          /s/ Frank J Connolly, Jr.
                                          FRANK J. CONNOLLY, JR.
                                          Secretary

Dated: April 28, 2000

                                                                       EXHIBIT A

                  E-SYNC NETWORKS, INC.'S AMENDED AND RESTATED
                         1999 LONG-TERM INCENTIVE PLAN

     SECTION 1. Purposes. The purposes of E-Sync Networks, Inc.'s 1999 Long-Term Incentive Plan, as amended (the "Plan") are to encourage selected key employees and consultants, and the directors, of E-Sync Networks, Inc. (the "Company") and its Affiliates (as hereinafter defined) to acquire a proprietary and vested interest in the growth and performance of the Company and to generate an increased incentive to contribute to the Company's future success and prosperity, thereby enhancing the value of the Company for the benefit of shareholders and the ability of the Company to attract and retain individuals of exceptional talent.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock Award, Performance Share or any other right, interest, or option granted pursuant to the provisions of the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant or by both the Company and a Non-Employee Director.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including the rules, regulations, and interpretations promulgated thereunder.

          (f) "Committee" shall mean the Compensation Committee of the Board, composed of not less than two directors each of whom is a Non-Employee Director.

          (g) "Company" shall mean E-Sync Networks, Inc.

          (h) "Consultant" shall mean any consultant of the Company or any Affiliate.

          (i) "Dividend Equivalent" shall mean any right granted pursuant to
     Section 14(i) hereof to receive an equivalent amount of interest or dividends with respect to the number of shares covered by an Award.

          (j) "Employee" shall mean any salaried employee of the Company or of any Affiliate.

          (k) "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (l) "Incentive Stock Option" shall mean an Option granted under
     Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (m) "Limited Stock Appreciation Right" shall mean a Stock Appreciation Right that can only be exercised in the event of a change in control, according to the definition and provisions of Section 8 of the Plan.

          (n) "Non-Employee Director" shall mean a person described in both (i) Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Securities and Exchange Commission, and (ii) Treasury Regulation Section 1.162-27(e)(3)(i), or any successor provision, adopted by the Department of the Treasury.

          (o) "Non-qualified Stock Option" shall mean an Option granted to a Participant under Section 6 hereof that is not intended to be an Incentive Stock Option.

          (p) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

          (q) "Participant" shall mean an Employee or Consultant who is selected by the Committee to receive an Award under the Plan.

          (r) "Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value per Share on the close of business on the last day of a Performance Cycle.

          (s) "Person" shall include, without limitation, any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

          (t) "Performance Cycle" or "Cycle" shall mean the period of time selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

          (u) "Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

          (v) "Performance Share" shall mean an Award granted pursuant to
     Section 10 hereof which shall represent the right, subject to the terms set forth in Section 10 hereof, to either one Share or the Payment Value in cash of one Share.

          (w) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

          (x) "Restricted Stock Award" shall mean an award of Restricted Stock under Section 9 hereof.

          (y) "Shares" shall mean shares of the common stock of the Company, no par value per share, and such other securities of the Company as the Committee may from time to time determine.

          (z) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right as specified by the Committee, in its sole discretion, on the date of grant, which shall not be less than the Fair Market Value of one Share on such date. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

          (aa) "Shareholder Meeting" shall mean the annual meeting of shareholders of the Company held each year.

     SECTION 3. Administration. The Plan shall be administered by the Committee, or in the absence of a designated Committee, by the Board, in which case the term "Committee" shall, for purposes of the Plan, be deemed to refer to the Board. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Consultants of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; provided, however, that

Shares subject to any form of award granted to any individual employee during any calendar year shall not exceed a total of 800,000 Shares; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any shareholder, and any Employee of the Company or of any Affiliate. Notwithstanding the above, the Committee shall not have discretion with respect to any Shares granted to Non-Employee Directors pursuant to Section 11 hereof. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

     SECTION 4. Shares Subject to the Plan.

     (a) Subject to adjustment as provided in Section 4(b), the total number of Shares available for grant under the Plan shall be 4,500,000 Shares. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

     (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Shares, such adjustment shall be made in the type and aggregate number of Shares which may be delivered under the Plan or such other securities to be delivered in place thereof, and in the number of Shares subject to outstanding Options granted under the Plan, and in the value or number of Shares subject to Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number, and provided further, that the number of Shares granted to Non-Employee Directors pursuant to Section 11 hereof and the number of Shares subject in the future to be granted pursuant to
Section 11 hereof shall be subject to adjustment only as set forth in Section
11.

     SECTION 5. Eligibility. Any Employee and/or Consultant (excluding any member of the Committee) shall be eligible to be selected as a Participant. All Non-Employee Directors shall automatically be eligible to receive Awards pursuant to Section 11.

     SECTION 6. Stock Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Options granted under the Plan shall be, in the discretion of the Committee, either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

          (a) Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase price in the case of Incentive Stock Options shall not be less than the Fair Market Value of the Share on the date of the grant of the Option; provided further that the purchase price per Share for an Incentive Stock Option granted to an Employee who, at the time of grant, owns stock having more than 10 percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Shareholder"), shall not be less than 110 percent of the Fair Market Value on the date of grant, all as determined by the Committee.

          (b) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted; provided further that no Incentive Stock Option granted to an Employee who is a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.

          (c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.

          (d) Method of Exercise. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at any time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration, or through an arrangement with a broker in which the Participant delivers to the Company an irrevocable notice of exercise accompanied by the broker's payment in full and an irrevocable instruction to the Company to deliver the Shares issuable upon exercise to the broker for the Participant's account.

          (e) Incentive Stock Options. In accordance with rules and procedures established by the Committee and subject to Section 12, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or subsidiary of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

     SECTION 7. Stock Appreciation Rights. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Non-qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     SECTION 8. Limited Stock Appreciation Rights. Limited Stock Appreciation Rights may be granted hereunder to Participants in relation to any Option or Stock Appreciation Right granted under the Plan. A Limited Stock Appreciation Right may be granted at the time the Option or Stock Appreciation Right is granted or at any time thereafter. Limited Stock Appreciation Rights are exercisable in full for a period of seven months following the date of a Change in Control as defined in Section 12(b).

          (a) Amount of Payment. The amount of payment to which a Participant shall be entitled upon the exercise of each Limited Stock Appreciation Right shall be equal to the difference between the Option price of the Shares covered by the related Option or Stock Appreciation Right and the Market Price of such Shares. Market Price is defined to be the greater of
     (i) the highest price of the Shares paid in connection with a Change in Control and (ii) (a) if the Shares are traded on an exchange, the highest closing trade price per Share on such exchange during the 60-day period prior to the Change in Control, and (b) if the Shares are not traded on an exchange, but are traded over-the-counter, the average of the highest daily closing bid and ask price per Share during the 60-day period prior to the Change in Control, in either case as reasonably determined by the Committee.

          (b) Form of Payment. Payments to Participants upon the exercise of Limited Stock Appreciation Rights shall be made solely in cash.

          (c) Effect of Exercise. If Limited Stock Appreciation Rights are exercised, the Options and Stock Appreciation Rights related to them cease to be exercisable. Upon the exercise or termination of the Options or Stock Appreciation Rights, the related unexercised Limited Stock Appreciation Rights terminate.

     SECTION 9. Restricted Stock.

     (a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or such consideration as may be determined by the Committee to be appropriate, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

     (b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

     (c) Forfeiture. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period specified in connection with such award, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that in the event of a Participant's retirement, permanent disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture upon satisfaction of all requirements under the applicable Restricted Stock Award, as determined or modified by the Committee.

     SECTION 10. Performance Shares.

     (a) Issuance. Performance Shares may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. The terms of Performance Shares need not be the same with respect to each recipient. Performance Shares shall entitle the recipient thereof to convert same into Shares, cash, or a combination thereof, as determined by the Committee, based upon satisfaction of pre-determined performance targets or goals. The Committee shall have sole and complete authority to determine the Employees who shall receive Performance Shares and the number of such Shares for each Performance Cycle, and to determine the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

     (b) Performance Goals. The Committee shall establish Performance Goals for each Cycle based on any one or more of the following, or any other factor the Committee deems to be relevant: the operating earnings, net earnings, return on equity, income, market share, shareholder return, combined ratio, level of expenses or growth in revenue. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; provided, however, that no such adjustment shall be applicable to the extent such adjustment would result in a disallowance of a tax deduction pursuant to
Section 162(m) of the Code.

     (c) Determination of Earned Performance Shares. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

     (d) Payment Values. As soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (c), above, the Committee shall determine whether the Participant should be distributed cash and/or Shares. To the extent that distributions are made in cash, the amount of cash distributed shall be equal to the number of earned Performance Shares for which cash is being distributed, times the Payment Value. Award payments made in cash rather than by the issuance of Shares shall not result in additional Shares being available under the Plan. To the extent that distributions are made in Shares, the number of Shares distributed shall be equal to the number of earned Performance Shares for which Shares are being distributed.

     SECTION 11. Non-Employee Directors' Stock Grants.

     (a) Grant of Options. Each Non-Employee Director in office on the date of the approval of this Plan by the Company's Board of Directors, and each Person who thereafter becomes a Non-Employee Director, on the date they become a Non-Employee Director, shall receive a Non-qualified Stock Option to purchase 20,000 Shares of the Company's Common Stock (as constituted on the date hereof) at a price equal to the fair market value of such a Share (determined pursuant to the following sentence) on such date, exercisable after the first anniversary of the date of grant thereof and through the tenth anniversary of the date of grant thereof. For purposes of the foregoing, the fair market value of a Share shall be the last reported trading price on the last trading day before the date such Non-Employee Director becomes entitled to receive the Options described in this Section 11(a) (or, if there were no trades on such date, the average of the bid and asked prices per Share on such date).

     (b) Recurring Grant of Additional Options. On the date following each Annual Meeting of Shareholders of the Corporation, after giving effect to the election of Directors at each such Annual Meeting, each Non-Employee Director who has served as a Director of the Corporation for at least six months shall receive a Non-qualified Stock Option to purchase 20,000 Shares of the Company's Common Stock (as constituted on the date of hereof) at a price equal to the fair market value of such a Share (determined pursuant to the following sentence) on such date, exercisable after the first anniversary of the date of grant thereof and through the tenth anniversary of the date of grant thereof. For purposes of the foregoing, the fair market value of a Share shall be the last reported trading price on the last trading day before the date such Non-Employee Director becomes entitled to receive the Options described in this Section 11(b) (or, if there were no trades on such date, the average of the bid and asked prices per Share on such date).

     (c) Vesting and Forfeiture. All Options granted to Non-Employee Directors pursuant to this Section 11 shall be "restricted" and subject to forfeiture until such Shares vest on the first anniversary of the date of grant. Prior to vesting, such Options shall be subject to forfeiture upon the voluntary resignation of such Non-Employee Director, but excluding voluntary resignations within one year of a Change of Control (as defined below). For purposes of this
Section 11, "Change of Control" shall mean (i) any merger or consolidation or other corporate reorganization of the Company in which the Company is not the surviving entity; or (ii) any sale of all or substantially all of the Company's assets, in either a single transaction or a series of transactions; or (iii) a liquidation of all or substantially all of the Company's assets; or (iv) if there is a change within one twelve-month period of a majority of the directors constituting the Company's Board of Directors at the beginning of such twelve-month period; or (v) if a single person or entity, or a related group of persons or entities, at any time subsequent to the date of grant acquires beneficial ownership of 25% or more of the Company's outstanding voting securities; unless, with respect to clause (iv), the change of directors is approved by the Board of Directors as constituted prior to such change and no event described in clause (v) has occurred.

     (d) Adjustment of Award. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that the Shares of the Company are changed into or become exchangeable for a different security, thereafter the Options subject to be granted to Non-Employee Directors pursuant to the provisions of this Section 11 shall be adjusted accordingly.

     SECTION 12. Change in Control.

     (a) In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award (except Options granted pursuant to Section 11), either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; or (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control. In addition, the Committee, upon receiving approval of a majority of the full Board, may, in its discretion, cause any Award outstanding at such time to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

     (b) A "Change in Control" shall be deemed to have occurred if, subsequent to the date of adoption of the Plan by the Company's shareholders (i) any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     SECTION 13. Amendments and Termination. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent, or that without the approval of the Company's shareholders as required by applicable law would:

          (a) except as is provided in Section 4(b) or 11(d) of the Plan, increase the total number of Shares reserved for the purposes of the Plan;

          (b) change the Employees or class of Employees eligible to participate in the Plan; or

          (c) change in any way the Shares provided for in Section 11 of the Plan.

The Committee may amend the terms of any Award theretofore granted (except Options granted pursuant to Section 11 hereof), prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. The Committee may also substitute new Awards for Awards previously granted to Participants, including without limitation previously granted Options having Fair Market Value or higher option prices.

     SECTION 14. General Provisions.

     (a) At the sole discretion of the Committee at the time of grant, Awards may be assignable or transferable by a Participant or a Non-Employee Director; provided that no Award shall be assignable or transferable unless the exercise of such Award and subsequent sale may be covered by a Registration Statement on Form S-8.

     (b) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option, or any Stock Appreciation Right related to any Incentive Stock Option, exceed a period of ten (10) years from the date of its grant; provided further that in no event shall the term of any Incentive Stock Option, or any Stock Appreciation Right related to any Incentive Stock Option granted to a Ten Percent Shareholder exceed a period of five (5) years from the date of its grant.

     (c) Nothing in this Plan shall confer upon any Employee or Participant any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of any Company or any Affiliate to terminate his or her employment at any time. No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     (d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

     (e) Subject to Section 13 hereof, the Committee shall be authorized to make adjustments in performance award standards or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. Notwithstanding the above, the Committee shall not have the right to make any adjustments in the terms or conditions of Shares granted pursuant to
Section 11 hereof.

     (f) The Committee shall have full power and authority to determine any other type and form of Award beyond those enumerated above to grant a Participant for the furtherance of the purposes of the Plan.

     (g) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award (other than Options granted pursuant to Section 11 hereof) shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

     (h) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (i) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or Dividend Equivalents, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

     (j) As circumstances may from time to time require, the Committee may in its sole discretion make available to Participants loans for the purpose of exercising Options.

     (k) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes (but not for social security and Medicare taxes) up to the Participant's marginal tax rate.

     (l) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (m) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

     (n) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

A Letter To Our Shareholders


This CEO's letter represents the first time I will have the opportunity to communicate with many of you. I feel honored and look forward to serving you as CEO of E-Sync Networks, Inc. I have spent the past 15 years, first as a strategy consultant and then as a senior executive, in a number of technology companies, both large and small. At no other company have I been so excited about an opportunity to create a great business. Fortunately, I have joined a team of very talented and dedicated individuals. Together, we are committed to seizing that opportunity.

I am glad to report that our company performed well during this critical year. The pace of growth and change that took place during those twelve months was a huge challenge, which our organization met fully. One year ago, we were Wiltek, Inc., a company with a long, varied and honorable history, significant technology assets and a great customer base. Today, we are E-Sync Networks, Inc., with a new strategic focus and strengthened finances, management team and product line. As we look back on 1999, we see a critical turning point in the company's history, a year in which we laid the foundation for the company's future. There are several events from last year that stand out in particular.

First, we began development on a new product called TotalChain(sm), which we are launching in the first half of 2000. TotalChain leverages and extends our long history of expertise in messaging and integration with TRW's security technology. The need for the integration of, and secure communications among disparate business systems is at the very heart of the emerging B2B market. Today, the Internet provides a cost-effective communications pipeline linking systems and companies. But the Internet does not provide the requisite security or integration. That's where E-Sync Networks' TotalChain solution fits in. TotalChain combines an innovative approach to connectivity with an unprecedented level of message and transaction security; its potential customer base includes virtually any company that needs to connect and interface its management systems to those of another company. We expect that TotalChain will have a dramatic impact on our company's growth and will position E-Sync Networks to become a major player in secure B2B integration.

Second, in November, we acquired Braincraft Learning Technologies, a leading developer of Web-based user interfaces. This acquisition brought needed technology and expertise as well as talent, a positive culture and a strong customer roster, including such leaders as AT&T, Compaq, Lucent and Reuters. We quickly moved to integrate Braincraft and believe that we have already achieved many benefits of the acquisition.

Third, throughout the year, we signed numerous new customer contracts, including agreements with Ford Motor Company, Travelers Insurance and IVANS, among others. Over the years, Wiltek and then E-Sync Networks have proven repeatedly an ability to meet the needs of the most demanding clients in the world. We are continuing that heritage. Our recent move to the new facility in Trumbull, Connecticut strengthens our ability to serve our clients and will provide a secure hosting facility for our e-commerce offerings.

For shareholders, the real and tangible impact of the company's progress has been a significant increase in shareholder value. Within the past twelve months, our company's market capitalization has multiplied. As I write this letter in April 2000, although NASDAQ has undergone a correction, we have nevertheless significantly outperformed the market in shareholder value creation since the beginning of 1999.

Looking forward to 2000, we see unparalleled opportunities for growth. In 2000 we will focus our attention on several key areas. Our first priority is to bring TotalChain to market. The initial implementation is already underway. Going forward, we will work diligently to ensure that the early implementations of TotalChain will meet all of our clients' requirements. Another important priority is to continue to enhance TotalChain's features and capabilities. We will strive to make TotalChain the fastest, simplest and most effective solution to the challenge of supply chain integration. In addition, we have set a priority to grow our business through strategic partnerships. Although the business world has undergone an unprecedented revolution as the Internet has provided a brand new marketing channel and a platform for coordination and integration, the explosion of partnering is no less revolutionary. Partnering improves both time-to-market and effective focus on core competencies, allowing firms to create a "virtual value chain" that delivers greater value to customers at greater speed. Adding to our relationships with companies such as TRW, IVANS and E-Certify, we will continue to expand our roster of strategic alliances. Where appropriate, we also will explore targeted, strategic acquisitions.

In closing, let me assure you that everyone here at E-Sync Networks is working hard to build long-term value for our shareholders. On a personal note, I also give you my commitment that I will offer all of my energies to making our vision a reality. I look forward to serving you. Thank you for your continuing support.





Jonathan B. Rubin
CEO & President

PROXY
                              E-SYNC NETWORKS, INC.
                This Proxy is solicited by the Board of Directors

         The undersigned hereby appoints FRANK J. CONNOLLY, JR., JONATHAN RUBIN and JOHN C. MAXWELL, III, or any of them, the proxy or proxies of the undersigned with full power of substitution and revocation, to vote and act in his or her name, place and stead at the Annual Meeting of Shareholders to be held at The Cornell Club, 6 East 44th Street, New York, New York, on Wednesday, May 24, 2000 at 9:00 a.m., and at any adjournments thereof, with such powers as the undersigned would have if he or she were present thereat.

         UNLESS MARKED TO THE CONTRARY, THE PROXIES SHALL BE DEEMED TO HAVE AUTHORITY TO VOTE "FOR" PROPOSAL 1.

ELECTION OF DIRECTORS (mark only one box)

NOMINEES:      Bruce H. Buckland, Peter J. Boni, Nathan Gantcher, Stephen D.
               Grubbs, John C. Maxwell, III, Jonathan Rubin and Jean-Pascal
               Tranie

               [ ]   FOR all nominees listed above


               [ ]   AUTHORITY WITHHELD as to all nominees

               [ ] FOR, except vote withheld as to the following nominee(s):___________________________________


         UNLESS MARKED TO THE CONTRARY, THE PROXIES SHALL BE DEEMED TO HAVE AUTHORITY TO VOTE "FOR" PROPOSAL 2.

               [ ]   FOR Proposal 2


               [ ]   AGAINST Proposal 2


               [ ]   ABSTAIN


         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                (Continued and to be signed on the reverse side)

         The shares represented hereby will be voted as directed by this Proxy. If no direction is made, the Proxies will vote such shares FOR the election of all nominees for director listed under Proposal 1, and FOR the amendments to the 1999 Long-Term Incentive Plan described in Proposal 2, and such Proxies will vote in accordance with their discretion on such other matters as may properly come before the meeting.




                                    ----------------------------------------
                                    Signature of Shareholder



                                    ----------------------------------------
                                    Signature if held jointly



                                    Dated:                       , 2000
                                          -----------------------

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If a corporation, please sign in full corporate name by president, or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy may be mailed, postage-free, in the enclosed envelope.